Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CCB Financial Corporation

     We consent to incorporation by reference in Registration Statements (No. 33-61268) on Form S-8, (No. 33-53595) on Form S-8, (No. 33-53599) on Form S-8,
(No. 33-51657) on Form S-8, (No. 33-54645) on Form S-8, (No. 33-61270) on Form
S-8, (No. 33-61791) on Form S-8, (No. 333-22031) on Form S-8, (No. 333-20457)
on Form S-8, (No. 333-34207) on Form S-8, (No. 333-34231) on Form S-8 and (No.
333-47721) on Form S-8 of CCB Financial Corporation of our report dated January 19, 1999, relating to the consolidated balance sheets of CCB Financial Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of CCB Financial Corporation.


                                    /s/   KPMG LLP
                                    -------------------
                                        KPMG LLP

Raleigh, North Carolina
March 16, 1998

                                       69